UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2007

U.S. Shipping Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32326	20-1447743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Thornall St., 8th Floor Edison, NJ		08837
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (732) 635-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events.

Set forth below is additional information regarding the financial position, results of operations and cash flows of U.S. Shipping Partners L.P. and U.S. Shipping Finance Corp. (together, the "Issuers") of our $100,000,000 13% Senior Secured Notes due 2014 (the “Notes”), our subsidiary guarantors of such Notes and our subsidiary non-guarantors of such Notes.  The information set forth below is derived from the financial statements filed by us on Form 10-Q for the quarterly period ended September 30, 2006.

For periods prior to the nine months ended September 30, 2006, the parent entity (U.S. Shipping Partners L.P.) had no independent assets or operations, the subsidiary co-issuer entity (U.S. Shipping Finance Corp.), which is a 100% owned finance subsidiary of U.S. Shipping Partners L.P., commenced operations on August 7, 2006, and the only non-guarantor subsidiaries (USS Products Investor LLC and USS Product Carriers LLC) both commenced operations on August 7, 2006.  In addition, all of our wholly-owned subsidiaries other than the non-guarantor subsidiaries identified above guarantee the $100,000,000 13% Senior Secured Notes due 2014 on a full and unconditional, joint and several basis.  Accordingly, the consolidated balance sheet as of December 31, 2005 that is included in this Form 8-K presents the combined financial position of the subsidiary guarantors in accordance with Rule 3-10 of Regulation S-X.  There are no restrictions on the ability of U.S. Shipping Partners L.P. to obtain funds from its wholly owned subsidiaries.

U.S. Shipping Partners L.P.
Unaudited Condensed Consolidated Balance Sheets
September 30, 2006 and December 31, 2005
(in thousands)

	September 30, 2006	December 31, 2005

Assets
Current assets
Cash and cash equivalents	$27,119	$10,000
Current portion of restricted cash	63,452	—
Accounts receivable, net	7,336	6,993
Prepaid expenses and other current assets	2,993	4,123

Total current assets	100,900	21,116
Restricted cash, net of current portion	163,457	—
Vessels and equipment, net	311,019	245,062
Deferred financing costs, net	24,137	3,186
Other assets	1,671	6,858

Total assets	$601,184	$276,222

Liabilities and Partners’ Capital
Current liabilities
Current portion of long-term debt	$2,500	$1,850
Accounts payable	12,556	7,051
Due to affiliates	2,579	833
Deferred revenue	2,372	—
Accrued expenses	14,693	6,992

Total current liabilities	34,700	16,726
Long-term debt, net of current portion	360,741	126,187
Advances from Hess, net	11,498	12,350
Deferred income taxes	481	1,091
Other liabilities	2,051	—

Total liabilities	409,471	156,354

Minority interest in Joint Venture (Note 8)	16,127	—

Commitments and contingencies (Note 10)

Partners’ Capital
Partners’ capital	177,121	117,999
Accumulated other comprehensive (loss) income	(1,535)	1,869

Total partners’ capital	175,586	119,868

Total liabilities and partners’ capital	$601,184	$276,222

The accompanying notes are an integral part of these consolidated financial statements.

U.S. Shipping Partners L.P.
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per unit data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2006	2005	2006	2005

Revenues	$38,503	$32,624	$113,341	$99,439

Operating expenses
Vessel operating expenses	16,501	12,201	44,461	34,718
Voyage expenses	5,962	5,284	21,153	17,898
General and administrative expenses	3,472	2,927	9,474	7,863
Related party fee (Note 9)	250	—	250	—
Depreciation and amortization	8,185	6,188	23,034	18,553

Total operating expenses	34,370	26,600	98,372	79,032

Operating income	4,133	6,024	14,969	20,407
Interest expense	5,650	1,957	9,061	4,641
Interest income	(2,046)	(311)	(2,337)	(737)
Loss on debt extinguishment	2,451	—	2,451	—
Gain on termination of hedge	(1,913)	—	(1,913)	—

(Loss) income before income taxes and minority interest	(9)	4,378	7,707	16,503
Provision (benefit) for income taxes	653	(97)	1,208	(517)

(Loss) income before minority interest	(662)	4,475	6,499	17,020
Minority interest in Joint Venture losses	301	—	301	—

Net (loss) income	(361)	4,475	6,800	17,020
Other comprehensive (loss) income
Fair market value adjustment for derivatives	(5,028)	1,115	(3,404)	1,750

Comprehensive (loss) income	$(5,389)	$5,590	$3,396	$18,770

General partner’s interest in net (loss) income	$(7)	$89	$136	$340
Limited partners’ interest in net (loss) income
Net (loss) income	$(354)	$4,386	$6,664	$16,680
Net (loss) income per unit - basic and diluted	$(0.02)	$0.32	$0.45	$1.21
Weighted average units outstanding - basic and diluted	16,450	13,800	14,693	13,800

The accompanying notes are an integral part of these consolidated financial statements.

U.S. Shipping Partners L.P.
Unaudited Condensed Consolidated Statement of Changes in Partners’ Capital
Nine Months Ended September 30, 2006
(in thousands)

	Partners’ Capital							Accumulated Other Comprehensive Income (Loss)

	Limited Partners

	Common		Class B		Subordinated		General Partner

	Units	$	Units	$	Units	$			Total

Balance at December 31, 2005	6,900	$115,651	—	$—	6,900	$2,256	$92	$1,869	$119,868
Net income	—	3,316	—	54	—	3,294	136	—	6,800
Proceeds from equity issuance	1,310	24,033	3,123	53,469	—	—	1,582	—	79,084
Equity issuance costs	—	(847)	—	(1,883)	—	—	(55)	—	(2,785)
Costs associated with issuance of Joint Venture equity, net	—	(1,293)	—	(492)	—	(1,087)	(59)	—	(2,931)
Realized gain on termination of hedge	—	—	—	—	—	—	—	(1,913)	(1,913)
Fair market value adjustment for deriviatives	—	—	—	—	—	—	—	(1,491)	(1,491)
Cash distributions	—	(9,905)	—	(1,405)	—	(9,315)	(421)	—	(21,046)

Balance at September 30, 2006	8,210	$130,955	3,123	$49,743	6,900	$(4,852)	$1,275	$(1,535)	$175,586

The accompanying notes are an integral part of these consolidated financial statements.

U.S. Shipping Partners L.P.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	For the Nine Months Ended September 30,

	2006	2005

Cash flows from operating activities
Net income	$6,800	$17,020
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of vessels and equipment, and amortization of drydock costs and deferred financing costs	23,801	19,274
Deferred income taxes	(597)	(1,446)
Capitalized drydock costs	(25,373)	(3,025)
Gain on termination of hedge	(1,913)	—
Loss on debt extinguishment	2,451	—
Minority interest in Joint Venture losses	(301)	—
Provision for accounts receivable	45	310
Changes in assets and liabilities
Accounts receivable	(70)	1,405
Prepaid expenses and other current assets	(1,348)	(3,806)
Other assets	1,399	—
Accounts payable	7,797	1,733
Deferred revenue	2,372	(2,325)
Accrued expenses and other liabilities	6,398	3,751

Net cash provided by operating activities	21,461	32,891

Cash flows from investing activities
Proceeds from Senesco settlement	21,000	—
Construction/purchase of vessels	(78,585)	(40,772)
Purchase of office furniture, equipment and other	(317)	—
Change in restricted cash, net	(226,909)	—
(Payments to) advances from Hess, net	(852)	581

Net cash used in investing activities	(285,663)	(40,191)

Cash flows from financing activities
Proceeds from issuance of debt	350,000	30,000
Gross proceeds from equity issuance	79,084	—
Proceeds from revolver borrowings	25,000	—
Contribution by minority interest equity investors in Joint Venture	27,574	—
Proceeds from Joint Venture revolver borrowings	13,866	—
Repayment of debt	(128,662)	(1,125)
Repayment of revolver borrowings	(25,000)	—
Deferred financing costs	(24,546)	(154)
Partnership equity offering costs	(2,785)	—
Joint Venture equity offering costs, net	(14,077)	—
Proceeds from hedge termination	1,913	—
Distributions to partners	(21,046)	(16,736)

Net cash provided by financing activities	281,321	11,985

Net increase in cash and cash equivalents	17,119	4,685
Cash and cash equivalents at beginning of period	10,000	30,258

Cash and cash equivalents at end of period	$27,119	$34,943

The accompanying notes are an integral part of these consolidated financial statements.

U.S. Shipping Partners L.P.
Notes to Unaudited Condensed Consolidated Financial Statements
(dollars in thousands, except per unit data)

1.       Nature of Operations

          U.S. Shipping Partners L.P. (the “Partnership”) owns and operates several types of vessels, including six integrated tug barge units (“ITBs”), three chemical product, or parcel, tankers (“Parcel Tankers”) and one product tanker (“Houston”).  Additionally, the Partnership has contracted to construct five articulated tug barges (“ATBs”) that are scheduled for delivery in April 2007, August 2008, November 2008, August 2009 and November 2009, although the Partnership has the option to cancel the last barge upon the payment of specified amounts.  The Partnership and its predecessor company have engaged, since 2002, in transportation services between ports in the United States, principally for refined petroleum products and petrochemical and commodity chemical products. The vessels operate under the regulatory provisions of the Jones Act.

          The Partnership, through its subsidiary USS Product Carriers LLC (“Product Carriers”), entered into a contract with the National Steel and Shipbuilding Company (“NASSCO”), a subsidiary of General Dynamics Corporation (“General Dynamics”), for the construction of nine 49,000 deadweight tons (“dwt”) double-hulled tankers, and the option to construct five additional tankers.  General Dynamics provided a performance guarantee to Product Carriers in respect of the obligations of NASSCO under the construction contract. NASSCO is scheduled to deliver the first tanker in the second quarter of 2009, with subsequent tankers delivered every six to eight months.  The Partnership currently expects the cost to construct the nine tankers to aggregate approximately $1,029,000.  The base contract price is subject to economic price adjustments based on certain published price indexes.  In addition, NASSCO and Product Carriers share in any cost savings achieved measured against the original contract based on the terms of the construction contract.  On August 7, 2006, Product Carriers entered into a joint venture, USS Products Investor LLC (the “Joint Venture”), to finance the construction of the first five tankers.  The Partnership owns a 40% interest in the Joint Venture and third parties own a 60% interest.  However, due to the Partnership’s control of the Joint Venture, the assets, liabilities and results of operations of the Joint Venture are consolidated with the Partnership’s for financial reporting purposes, although the Partnership has no obligation for the liabilities of the Joint Venture in excess of its $70,000 capital commitment, of which approximately $18,400 has already been made.  The portion of the net loss of the Joint Venture attributable to the 60% owners of the Joint Venture is set forth under the caption “Minority interest in Joint Venture losses” on the Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Note 8).

          The Partnership’s general partner holds a 2% general partner interest and certain incentive distribution rights in the Partnership.  Incentive distribution rights represent the right to receive an increasing percentage of cash distributions after the minimum quarterly distribution, any cumulative arrearages on common units, and certain target distribution levels have been achieved.  The Partnership is required to distribute all of its available cash from basic surplus, as defined in the Partnership agreement.  The target distribution levels entitle the general partner to receive 15% of quarterly cash distributions in excess of $0.50 per unit until all unitholders have received $0.575 per unit, 25% of quarterly cash distributions in excess of $0.575 per unit until all unitholders have received $0.70 per unit, and 50% of quarterly cash distributions in excess of $0.70 per unit.

          In the opinion of management, these financial statements reflect all adjustments necessary, consisting of normal recurring entries, for a fair statement of the financial results of such interim periods.  The results of operations for interim periods are not necessarily indicative of the results of operations to be expected for a full year.  These financial statements should be read together with the consolidated financial statements and notes thereto included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “Form 10-K”).  The year-end condensed financial statement data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America.

2.       Net Income (Loss) per Unit

          Basic net income (loss) per unit is determined by dividing net income (loss), after deducting the amount of net income (loss) allocated to the general partner’s interest, by the weighted average number of units outstanding during the period.  Diluted net income (loss) per unit is calculated in the same manner as net income (loss) per unit, except that the weighted average number of outstanding units is increased to include the dilutive effect of outstanding unit options or phantom units.  There were no unit options or phantom units outstanding during the three and nine months ended September 30, 2006 and 2005.

3.       Restricted Cash

          On August 7, 2006, two escrow accounts were established as part of the Partnership’s debt and equity financings to fund the construction of at least three new ATBs (the “ATB Escrow”) and the remaining committed equity contributions to the Joint

Venture (the “Joint Venture Escrow”). As of September 30, 2006, the ATB Escrow balance was $174,897 and the Joint Venture Escrow balance was $52,012.  Amounts that the Partnership projects will be used to satisfy obligations due during the next twelve months are classified as current restricted cash, with the remainder classified as non-current restricted cash.

4.       Vessels and Equipment

          Vessels and equipment consist of the following:

	September 30, 2006	December 31, 2005

Vessels	$257,688	$257,688
Office furniture, equipment and other	448	131

	258,136	257,819
Less: Accumulated depreciation	77,748	61,130

	180,388	196,689
Construction-in-progress-ATB’s	69,374	31,508
Construction-in-progress-tankers	29,876	—
Capitalized drydock expenditures, net of amortization of $17,615 and $11,199	31,381	16,865

Total vessels and equipment, net	$311,019	$245,062

          Vessels are recorded at cost, including capitalized interest and transaction fees where appropriate, and depreciated to salvage value using the straight-line method as follows: ITBs and the Sea Venture to their mandatory retirement from the transport of petroleum products as required by the Oil Pollution Act of 1990 (“OPA 90”), between 2012 and 2014; and 10 years for the Chemical Pioneer, the Charleston and the Houston based on their estimated useful life.  Office furniture, equipment and other are depreciated over the estimated useful life of three to ten years. Major renewals and betterments of assets are capitalized and depreciated over the remaining useful lives of the assets. Maintenance and repairs that do not improve or extend the useful lives of the assets are expensed as incurred.  Leasehold improvements are capitalized and depreciated over the shorter of their useful life or the remaining term of the lease.

          Both domestic and international regulatory bodies require that petroleum carrying shipping vessels be drydocked for major repair and maintenance at least twice every five years (although, to date the Partnership has been able to obtain a waiver from the United States Coast Guard allowing the Partnership to drydock the ITBs once every five years, with a mid-period underwater survey in lieu of a drydock) and chemical vessels be drydocked twice every five years. In addition, vessels may have to be drydocked in the event of accidents or other unforeseen damage. The Partnership capitalizes expenditures incurred for drydocking and amortizes these expenditures over 60 months for the ITBs and 30 months for the parcel tankers and the Houston.

          Depreciation of vessels and equipment for the nine-month periods ended September 30, 2006 and 2005 was $16,618 and $14,820, respectively.  Amortization of drydocking expenditures was $6,416 and $3,733 for the nine-month periods ended September 30, 2006 and 2005, respectively.  Depreciation of vessels and equipment for the three-month periods ended September 30, 2006 and 2005 was $5,591 and $4,944, respectively.  Amortization of drydocking expenditures was $2,594 and $1,244 for the three-month periods ended September 30, 2006 and 2005, respectively.

          At September 30, 2006 and December 31, 2005, construction-in-progress-ATBs includes capitalized interest of $3,658 and $1,140, respectively, and accrued invoices of $6,162 and $1,806, respectively.  At September 30, 2006 construction-in-progress-tankers of the Joint Venture includes capitalized interest of $1,097 and accrued invoices of $1,632.   Capitalized drydock expenditures of $1,604 and $6,041 were accrued at September 30, 2006 and December 31, 2005, respectively.

          The increase in capitalized drydock expenditures from December 31, 2005 is primarily related to the completion of drydocks for the Sea Venture, the Charleston and the Groton.

          The increase in office furniture, equipment and other from December 31, 2005 is primarily related to leasehold improvements for the Partnership’s New York Office.  (Note 9)

5.       Deferred Financing Costs

          Deferred financing costs include fees and costs incurred to obtain debt financings and are generally amortized using the effective interest method over the term of the loan.  For revolving credit facilities, the straight-line method is utilized rather than the effective interest method due to the volatile nature of the borrowing balances.  Any unamortized deferred financing costs are written-off when debt is retired before the maturity date.  On August 7, 2006, as part of the Partnership’s debt and equity financings, the Partnership issued senior secured notes and entered into an amended and restated credit facility, while the Joint Venture entered into its own revolving credit loan facility.  In conjunction therewith, the Partnership and Joint Venture incurred approximately $11,586 and $12,960 of deferred financing costs, respectively.  Additionally, as a result of the refinancing of the Partnership’s credit facility, approximately $2,451 of deferred financing costs that were associated with the debt that was repaid were expensed.  For the three and nine months ended September 30, 2006, deferred financing costs of the Partnership (excluding those of the Joint Venture) of $338 and $767, respectively, were amortized and included in interest expense in the accompanying Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income, compared to $692 and $721 for the three and nine months ended September 30, 2005, respectively and a portion of which is included in construction-in-progress-ATBs as part of the capitalized interest portion of the Partnership’s ongoing project to construct ATBs.  For the three and nine months ended September 30, 2006, deferred financing costs of $377 were amortized and included in construction-in-progress-tankers as part of the capitalized interest portion of the Joint Venture’s ongoing project to construct tankers.

6.       Hess Support Agreement

          On September 13, 2002, the Partnership entered into an agreement (the “Support Agreement”) with Hess in which certain daily charter rates were agreed for five years and based upon which support payments would be made by Hess to the Partnership in respect of the ITBs.  Under the terms of the Support Agreement, Hess agreed to pay the Partnership for the amount by which the Partnership’s negotiated third-party contract rates are less than the agreed charter rate. However, in the event that the charter rates the Partnership receives on the ITBs are in excess of the Hess support rate, then the Partnership must pay such excess amounts to Hess until the Partnership has repaid Hess for all prior support payments made by Hess to the Partnership, and then the Partnership must share 50% of any additional excess amount with Hess. The differences resulting from these rates are calculated on a monthly basis. The net amounts received or paid by the Partnership will be considered contingent purchase price until the end of the Support Agreement term (September 2007), at which time the net amount received or paid will be treated as a purchase price adjustment.

          From September 13, 2002 to September 30, 2006, the cumulative amounts of payments made by Hess, net of amounts paid to Hess, were $11,498, and are classified as advances from Hess on the accompanying Unaudited Condensed Consolidated Balance Sheet.  Based on current contracts and projected revenue rates through September 2007, the Partnership estimates that the net cumulative payments received from Hess pursuant to the Support Agreement will be approximately $5,000 to $10,000 and will result in a reduction of the carrying value of the ITBs as an adjustment of their original purchase price.

7.       Financing

          On August 7, 2006, the Partnership completed debt and equity financings for which the Partnership received gross proceeds of approximately $429,100 (excluding proceeds received by the Joint Venture). The proceeds were used as follows: (i) to fund $182,600 into the ATB Escrow account; (ii) to fund up to $70,000 of capital contributions into the Joint Venture (Note 8); (iii) to refinance $152,100 of indebtedness outstanding under the Partnership’s credit facility; (iv) to pay fees and expenses totaling approximately $14,400 incurred in connection with these transactions; and (v) for general corporate purposes.

          Debt

          The Partnership’s outstanding debt consisted of the following:

	September 30 2006	December 31, 2005

Third Amended and Restated Credit Facility - Term	$249,375	$—
13% Senior Secured Notes due 2014	100,000	—
Revolving Notes Facility - Joint Venture	13,866	—
Second Amended and Restated Credit Facility - Term	—	128,037

Total	363,241	128,037
Less: Current portion of long-term debt	2,500	1,850

Long-term debt	$360,741	$126,187

          Senior Secured Notes

          On August 7, 2006, the Partnership and U.S. Shipping Finance Corp. co-issued $100,000 aggregate principal amount of 13% Senior Secured Notes due 2014 (the “Notes”).  Interest is payable on the Notes on February 15 and August 15 of each year, beginning February 15, 2007.  At September 30, 2006 the Partnership accrued $1,950 of interest incurred on the Notes.  The Notes will mature on August 15, 2014.

          The Partnership may redeem all or part of the Notes on or after February 15, 2011.  Prior to such date, the Partnership may redeem all or a portion of the Notes by paying a make-whole premium. In addition, prior to August 15, 2009, the Partnership may redeem up to 35% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a price of 113% of the principal amount of the Notes redeemed.

          The Notes are guaranteed by all of the Partnership’s existing domestic subsidiaries, other than U.S. Shipping Finance Corp., which acted as co-issuer of the Notes, Product Carriers, which owns the Partnership’s investment in the Joint Venture, and the Joint Venture (Note 14).  The Notes and guarantees are secured on a second priority basis by liens on the Partnership’s vessels and the ATB Escrow account.  In the event that the Partnership’s creditors exercise remedies with respect to the Partnership’s and its guarantors’ pledged assets, the proceeds of the liquidation of those assets will first be applied to repay obligations secured by first priority liens under the Partnership’s amended and restated credit facility and other first priority obligations in full before any payments are made with respect to the Notes.

          There is currently no public market for the Notes.  The Partnership and its guarantor subsidiaries have agreed to file a registration statement by February 3, 2007 with the U.S. Securities and Exchange Commission related to an offer to exchange the Notes and the guarantees for publicly tradeable notes and guarantees having substantially identical terms.  In addition, the Partnership may be required to file a shelf registration statement covering resale of the Notes by holders of the Notes.  The Notes are eligible for trading in the Private Offering, Resales and Trading Automatic Linkages (PORTAL SM) Market.

          Credit Facility

          On August 7, 2006, concurrent with the sale of the Notes, the Partnership also amended and restated its then existing credit facility (the “Prior Credit Facility”) by entering into the Third Amended and Restated Credit Facility (the “Amended Credit Facility”).  The Amended Credit Facility provides for:

•

Term loans up to $310,000, including a delayed draw term loan of $60,000, of which the Partnership has $249,375 outstanding at September 30, 2006.  These borrowings bear interest at LIBOR (5.4% at September 30, 2006) plus 3.5%.  The $310,000 term facility will mature on August 6, 2012, and is required to be repaid quarterly at an annual rate of one percent of the term loans, with the remainder due in the final year. At September 30, 2006, and December 31, 2005 the interest rate for term debt was 8.9% and 6.2%, respectively. The Partnership incurs a commitment fee on the undrawn portion of the delayed draw term facility at 1.75% per year.

•

A revolving credit facility up to $40,000.  The revolving credit facility provides for the issuance of letters of credit for amounts totaling up to a sublimit of $15,000. As of September 30, 2006, net of letters of credit totaling $214 that were outstanding, the maximum amount available under the revolving credit facility was $39,786.  The Partnership will incur a commitment fee on the unused portion of the revolving credit facility of 0.5% per year.  Borrowings under the revolving credit facility are due and payable at the earlier of August 6, 2011 or the date the term facility is repaid. Borrowings under the revolving credit facility bear interest at LIBOR plus 3.5%.

•

An additional amount not to exceed $50,000 in the aggregate is available to the Partnership until August 6, 2008 under the Amended Credit Facility through increases in either the term facility, revolving credit facility or both. The exercise of this option is at the discretion of CIBC World Markets Corp. and Lehman Brothers Inc., as the joint lead arrangers, and is contingent upon, among other things, no event of default having occurred and continuing.

          The Partnership’s obligations under its Amended Credit Facility are secured by a first priority security interest, subject to permitted liens, on all its assets (other than the assets of the Joint Venture and Product Carriers).  The Partnership and its subsidiaries (other than the Joint Venture and Product Carriers) are all borrowers under its Amended Credit Facility.

          During the nine months ended September 30, 2006, to finance a portion of the construction of its ATB series, the Partnership borrowed $25,000 on its revolving credit facility from the Prior Credit Facility.  These borrowings bore interest at LIBOR plus 2.0%, or approximately 7.5% at August 7, 2006, and were paid in full upon the execution of the Amended Credit Facility.

          Joint Venture Credit Facility

          On August 7, 2006, the Joint Venture entered into a Revolving Notes Facility Agreement (the “Revolver”) pursuant to which affiliates of The Blackstone Group and other parties (the “Joint Venture Investors”) have made available $325,000 of revolving credit loans, of which $13,866 was drawn as of September 30, 2006.  The Revolver terminates on July 31, 2012, but may be terminated earlier upon the reduction of the commitment amount to zero pursuant to the terms of the Revolver or ninety days following the delivery date of the last vessel, as defined.  In addition, the Revolver stipulates prepayment amounts and dates that result from a commitment reduction, the sale of a vessel, or an event of loss, as defined.  Borrowings bear interest at either the base rate of interest (greater of the Federal Funds Rate plus 0.5% or JPMorgan Chase Bank, N.A.’s prime rate) plus 3.5% or the adjusted LIBOR rate of interest, as defined, plus 4.5%.  If certain operational targets are met by August 7, 2009, the spread for both base rate and adjusted LIBOR rate advances will be reduced by 1.0%.  All borrowings as of September 30, 2006 bear interest at adjusted LIBOR (5.4% at September 30, 2006) plus 4.5%.  The Joint Venture will incur a commitment fee on the unused portion of the Revolver of 1.0% per year.  In addition, both the security agent and administrative agent are due fees of 0.005% of borrowings outstanding and $300 per year, respectively.  The Revolver is secured by substantially all of the assets of the Joint Venture and contains various restrictions and limitations that may affect the Joint Venture’s business and affairs.  These include restrictions and limitations relating to the Joint Venture’s ability to incur indebtedness and other obligations and to make investments and acquisitions.  The Joint Venture’s failure to comply with any of these provisions, or to pay its obligations under the Revolver, could result in foreclosure by the lenders of their security interests in its assets.

          At September 30, 2006 the Partnership’s debt maturities were as follows:

Year ended December 31,

2006	$625
2007	2,500
2008	2,500
2009	2,500
2010	2,500
2011	2,500
Thereafter	350,116

$363,241

          Equity

          Common Units and Class B Units Issued

          Concurrent with the sale of the Notes and the debt refinancing, the Partnership issued to third party investors 1,310,375 common units and 3,123,205 class B units at a unit price of $18.34 and $17.12, respectively, for approximately $77,502 of gross proceeds.  These class B units are subordinated to the Partnership’s common units, but senior to the Partnership’s subordinated units and, if approved by unitholders, will be converted into common units of the Partnership. If conversion of these class B units is not approved by the common unitholders by February 3, 2007, the minimum quarterly distribution on the class B units will be increased to $0.5175, compared to the minimum quarterly distribution on the Partnership’s common units and existing subordinated units of $0.45.  These class B units will vote as a single class with the common units, except that they shall be entitled to vote as a separate class on any matter that adversely affects their rights or preferences. On August 7, 2006, in order to maintain its 2% ownership, the general partner was required to make a capital contribution to the Partnership of approximately $1,582.

          Financing Costs

          In connection with the related financing transactions, the Partnership incurred fees of approximately $5,013 for the issuance of the Notes, $6,573 for the refinancing of the credit facility and $2,785 for the issuance of the units as discussed above. Additionally, as a result of the refinancing of the credit facility, the Partnership expensed $2,451 of previously capitalized deferred financing costs. The Joint Venture incurred fees of approximately $14,077 relating to the issuance of equity capital of which $2,931, net of $4,500 paid to the Partnership, is reflected as a reduction of the Partnership's equity. The Joint Venture also incurred fees relating to its issuance of debt of $12,960.

8.       Joint Venture

          On August 7, 2006, Product Carriers entered into the Joint Venture to finance the construction of the first five tankers by NASSCO.  The Joint Venture Investors have committed to provide an aggregate of $105,000 of equity financing and the Partnership has committed to provide $70,000 of equity financing to the Joint Venture, of which approximately $18,400 was paid by the Partnership through September 30, 2006.  The remaining Partnership commitment of approximately $51,600 is secured by a letter of credit for the benefit of the Joint Venture and the Partnership has segregated an equivalent amount of its cash into the Joint Venture

Escrow account to meet such obligations.  In addition, the Joint Venture entered into a revolving notes facility agreement pursuant to which the Joint Venture Investors have made available $325,000 of revolving credit loans to finance construction of the first five tankers, including $13,866 that was drawn as of September 30, 2006 (Note 7).  As tankers are constructed, the Partnership will have the right to purchase completed tankers from the Joint Venture at specified prices subject to adjustment (except in certain limited circumstances), provided that such prices are within the range of fair values as determined by appraisal.  If the Partnership does not elect to purchase a tanker within a specified time period, the Joint Venture may sell the tanker to a third party; however, the Joint Venture must first allow the Partnership to make an offer to purchase the tanker (except in certain limited circumstances).  The Joint Venture will use the proceeds from the sale of the tankers to the Partnership (or to third parties if the Partnership does not exercise its purchase options), to, among other things, repay debt and to fund future milestone payments to NASSCO relating to the construction of the remaining tankers and ultimately to make distributions to the Joint Venture’s equity holders, first to the third party equity investors, until they receive a specified return, then to Product Carriers until it receives a specified return, and then on a shared basis dependent on the returns generated.  The Partnership anticipates that the $500,000 of capital committed to the Joint Venture, together with anticipated proceeds from the sale of tankers by the Joint Venture to the Partnership or to third parties, will be sufficient to fund the construction of all of the tankers constructed by the Joint Venture.

          Upon formation of the Joint Venture, Product Carriers assigned its rights and obligations with respect to the construction of the first five tankers to the Joint Venture and received an arrangement fee of $4,500.  Sixty percent of this arrangement fee is reflected in the financial statements as a reduction of the Partnership’s fees associated with the issuance of Joint Venture equity, as this was the extent that it was funded by the third party investors.  The Joint Venture also has the right to elect to have rights and obligations under the NASSCO contract to construct up to four additional tankers assigned to the Joint Venture at specified times.  NASSCO released Product Carriers from any obligation under the construction contract relating to the first five tankers and will release Product Carriers from any obligation under the construction contract relating to tankers six through nine to the extent the rights with respect to such tankers are also assigned to the Joint Venture.  If the Joint Venture elects not to construct the last four tankers, Product Carriers would be obligated to obtain alternative financing for their construction or to transfer the shipyard slots.  In such event, it is possible that Product Carriers will not be able to obtain the necessary financing on acceptable terms or at all.  If Product Carriers is unable to obtain the financing for these four tankers, it is obligated to reimburse NASSCO for any damages incurred by NASSCO as a result of these tankers not being constructed, or if they are transferred to a third party at a loss to NASSCO, up to a maximum of $10,000 (plus costs and expenses incurred by NASSCO) for each such tanker, with such amounts being funded solely out of monies received by Product Carriers in respect of its equity investment in the first five vessels constructed by the Joint Venture.

          The Partnership, through Product Carriers, owns a 40% equity interest in the Joint Venture, with the Joint Venture Investors owning in aggregate a 60% equity interest.  The obligations and liabilities of the Joint Venture are intended to be non-recourse to the Partnership, although the Joint Venture’s financial statements are consolidated with it for financial reporting purposes due to the Partnership’s control of the board of directors of the Joint Venture.  The Partnership does not have any further obligation to contribute funds to the Joint Venture, other than its commitment to provide $70,000 of equity funding, to guaranty USS Product Manager LLC’s (“Product Manager”), the Partnership’s recently formed wholly-owned subsidiary, obligation under the management agreement and certain indemnification obligations. The Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income include the net income (loss) attributable to the 60% owners of the Joint Venture as “Minority interest in Joint Venture losses” and the Unaudited Condensed Consolidated Balance Sheets include the equity attributable to the 60% owners of the Joint Venture as “Minority interest in Joint Venture.”

          The Partnership has the right to and has appointed three of the directors to the Joint Venture, and the other equity holders have the right to and have appointed two directors, although upon the occurrence of specified events, the Partnership will lose the right to appoint two of its three directors.  There is also an independent director, who can only vote when the board is considering a voluntary bankruptcy of the Joint Venture.  In addition, in all circumstances the taking of certain fundamental actions will require the consent of a director appointed by the other equity holders.  The Joint Venture agreement prohibits the Partnership from acquiring any vessels engaged in the coastwise trade built since January 1, 1996 that are greater than 30,000 dwt until all the vessels being constructed by the Joint Venture have been sold or have entered into charters meeting specified minimum standards.

          Product Manager will manage the construction and operation of the tankers for the Joint Venture, for which it will receive the following subject to certain specified limitations:

•	an oversight fee of $1,000 per tanker, payable ratably over the course of construction of such tanker;
•	an annual management fee of $1,000 per year for each completed tanker that is operated by the Joint Venture;
•	a delivery fee of up to $750 per tanker, depending on the delivery date and cost of construction; and
•	a sale fee of up to $1,500 per tanker upon its sale to the Partnership or a third party, depending on the price obtained and whether a charter meeting specified terms is in place.

          The management agreement between Product Manager and the Joint Venture has an initial term of 10 years, subject to early termination under certain circumstances.  The obligations under the management agreement will be performed by employees of US

Shipping General Partner LLC, the Partnership’s general partner.  Certain members of the Partnership’s management are expected to devote significant time to the management and operation of the Joint Venture.

9.       Related Party Transactions

          Hess Support

          Hess is one of the Partnership’s significant customers. Voyage revenues earned from charters with Hess (which do not include amounts received under the Support Agreement) for the three months ended September 30, 2006 and 2005 were $3,220 and $3,205, respectively.  For the nine months ended September 30, 2006 and 2005, voyage revenues from Hess were $9,555 and $9,540, respectively.  The Partnership had a payable to Hess under the Support Agreement of $235 at September 30, 2006 and a receivable from Hess under the Support Agreement of $344 at December 31, 2005.

          General Partner

          General and administrative expenses, including shore side employee expenses, and wages and benefits for crew members are incurred directly by the Partnership’s general partner.  These amounts are reimbursable by the Partnership pursuant to the partnership agreement.  Reimbursable amounts expensed by the Partnership were $11,726 and $9,618, respectively, for the three months ended September 30, 2006 and 2005 and $34,072 and $27,421, respectively, for the nine months ended September 30, 2006 and 2005.

          On August 7, 2006, in order to maintain its 2% ownership, relative to the new equity units issued (Note 7), the general partner was required to make a capital contribution to the Partnership of approximately $1,582.  To make this contribution, the general partner issued the Partnership a promissory note, which was repaid from distributions on the general partner units made on August 15, 2006.

          New York Office

          On September 23, 2005, the Partnership entered into a ten-year lease for office space for its New York City office.  The Partnership subleases 75% of the leased space to certain companies affiliated with the Chairman and Chief Executive Officer of the Partnership.  The affiliated companies pay their portion of the rent in advance of the Partnership making the rental payment.  The Partnership has provided a letter of credit totaling $214 to secure final payments of the lease commitment.  The Partnership has been reimbursed 75% of the cost of providing the letter of credit and has received a guaranty from its Chairman in the event of any default of the lease, including that which would require drawdown of the letter of credit.  In the three and nine months ended September 30, 2006, the Partnership paid $99 and $165 respectively, in connection with the lease and received $74 and $123, respectively from its related parties.

          The Blackstone Group and Affiliates

          As a result of the formation the Joint Venture, the Partnership considers the Joint Venture Investors to be related parties.  In connection with the formation of the Joint Venture, the Joint Venture paid fees of $10,788 to the Joint Venture Investors.  Since August 7, 2006, the Joint Venture has paid interest on the Revolver totaling $663 to the Joint Venture Investors.

          Sterling Investment Partners

          In connection with the debt and equity financings (Note 7), the Partnership expensed a fee of $250 relating to advisory services provided by Sterling Investment Partners Advisors LLC (“Sterling”), an affiliate of the entity that directly controls the Partnership’s general partner. Additionally, in connection with the formation of the Joint Venture, the Joint Venture paid a fee of $1,500 to Sterling.  The portion of the $1,500 related to the issuance of the Joint Venture equity was recorded as a charge to the equity raised and the portion related to the issuance of debt was recorded as deferred financing costs (Note 5).

10.     Commitments and Contingencies

          ATB Contracts

          In order to address completion issues experienced by Southern New England Shipyard Company, or SENESCO, on June 1, 2006, pursuant to a settlement with SENESCO, the Partnership cancelled its agreement with SENESCO to construct an ATB unit and took possession of the tug and barge under construction.  SENESCO paid $21,000 to cover a portion of the cost overruns.  The Partnership has hired a naval architecture and marine engineering firm to manage and supervise the completion of the ATB.  The Partnership currently expects that the net cost to construct the ATB unit, after giving effect to the payment of $21,000 by SENESCO, will be approximately $70,000-$71,000, net of estimated credits and other legal claims of approximately $1,400 the Partnership believes it is entitled to. The Partnership has paid $35,000 through September 30, 2006 in connection with the construction of the ATB.  These amounts are exclusive of capitalized interest.  This ATB unit is scheduled to be delivered in April 2007 and is already under contracts of affreightment to transport commodity chemical products with specified minimum volumes that, together with a requirement that the customer ship any excess volume of the products covered by the contract on the ATB unit, are expected to utilize substantially all of such ATB unit’s anticipated capacity through June 2010.  These contracts of affreightment, which commenced in June 2006, are currently being covered by the Sea Venture, the Partnership’s recently acquired chemical parcel tanker, until the ATB unit is completed. The Partnership’s ability to complete this ATB by April 2007 at the above cost estimate is dependent on a number of factors, some of which are beyond its control, including the availability and cost of needed equipment and labor, the Partnership’s ability to obtain the credits and other reimbursements it believes it is entitled to, as well as weather conditions.  Any delay in delivery of the ATB and/or increase in the cost of completion could adversely affect the Partnership’s business, results of operations and ability to pay distributions.

          Effective June 1, 2006, the Partnership entered into a lease agreement with the graving dock where the barge originally being constructed by SENESCO is being built.   The lease expires on June 30, 2007.  The total rental obligation of this operating lease is $1,112, and the payments will be capitalized as part of the cost to construct the ATB unit, and are included in the estimated cost of construction discussed above.

          On February 16, 2006, the Partnership entered into a contract with Manitowoc Marine Group (“MMG”) for the construction of two barges, each of which is specified to have a carrying capacity of approximately 156,000 barrels. The contract with MMG includes options to construct two additional barges, which the Partnership exercised in May 2006, although the Partnership paid $380 for the option to cancel the last barge at any time prior to May 1, 2007.  If the Partnership exercises its cancellation option prior to November 18, 2006, it will be required to pay MMG an additional $1,900 (and will forfeit $1,900 of deposits made through September 30, 2006).  If the cancellation option is exercised after November 18, 2006 and prior to May 1, 2007, the Partnership will forfeit amounts then on deposit for this barge (which will aggregate $5,700). Also on February 16, 2006, the Partnership entered into a contract for the construction of two tugs with Eastern Shipbuilding Group, Inc. (“Eastern”) which will be joined with the barges to complete the first two new ATB units. Eastern has granted the Partnership options to have two additional tugs constructed and delivered. The option for one tug was exercised on August 11, 2006 with the option for the second tug to be exercised by May 2007, which the Partnership expects to exercise.  The total construction cost for the first two new ATB units is currently anticipated to be approximately $130,000, or $65,000 per unit, and the construction cost for the second two new ATB units is currently anticipated to be $66,000 each, in each case inclusive of owner furnished equipment, but exclusive of capitalized interest. The Partnership expects the first two new ATB units to be completed in August 2008 and November 2008 and the second two new ATB units to be completed in August 2009 and, if not cancelled, November 2009.  As of September 30, 2006, the Partnership has made payments totaling approximately $24,516 related to these new builds.

11.     Other Comprehensive Income (Loss)

          The Partnership uses interest rate swaps as required under the terms of its credit facility.  The Partnership’s policy is to manage interest costs using a mix of fixed and variable rate debt.  On the Prior Credit Facility, the Partnership held two interest rate swaps with notional amounts of $21,000 and $60,250 at August 7, 2006, that effectively converted the floating LIBOR-based payments of its credit facility to a fixed rate of 5.15%, and 5.91%, respectively. The fair values of the swaps at December 31, 2005 were $343 and $1,526, respectively.  In conjunction with the refinancing of the credit facility, these contracts were terminated in August 2006, resulting in a reclassification from other comprehensive income to gain on termination of hedge of $1,913.

          In connection with the August 2006 refinancing, the Partnership entered into an interest rate swap with a notional amount of $125,000 that effectively converted the floating LIBOR-based payments of its credit facility to a fixed rate of 8.9%.  The fair value of this hedge was a loss of $2,051 at September 30, 2006.  These amounts are reflected in other comprehensive (loss) income on the accompanying financial statements, as the contracts have been designated as cash flow hedges.

          In February 2006, the Partnership entered into contracts, denominated in Euros, for the purchase of owner-furnished items costing approximately $14,439, relative to the Partnership’s newbuild ATB series.  To hedge the exposure to foreign currency, the Partnership has entered into a series of foreign currency forward contracts effective through June 5, 2009, with an average exchange rate of $1.25/Euro.  The fair market value of the forward contracts at September 30, 2006 was $516.  The fair market value of the forward contracts is included in other comprehensive (loss) income on the accompanying financial statements.  When realized, the gain or loss on the forward contracts will be applied to the cost of the owner-furnished items.

12.     New Accounting Pronouncements

          In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation Number (“FIN”) 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109,” effective for fiscal years beginning after December 15, 2006.  FIN 48 specifies how tax benefits for uncertain tax positions are to be recognized, measured, and derecognized in financial statements; requires certain disclosures of uncertain tax matters; specifies how reserves for uncertain tax positions should be classified in the balance sheet; and provides transition and interim-period guidance, among other provisions.  The Partnership is currently reviewing this pronouncement.

          In September 2006, the FASB issued Statement of Financial Accounting Standards (“FAS”) No. 157, “Fair Value Measurement,” effective for fiscal years beginning after November 15, 2007.  FAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  This statement does not require any new fair value measurements, but simplifies and codifies related guidance within generally accepted accounting principles.  FAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements.  The Partnership is currently reviewing this pronouncement.

          In September 2006, the Securities and Exchange Commission released Staff Accounting Bulletin (“SAB”) 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”  SAB 108 was issued in order to eliminate the diversity of practice surrounding how public companies quantify financial statement misstatements.  Traditionally, there have been two widely-recognized methods for quantifying the effects of financial statement misstatements:  the “roll-over” method and the “iron curtain” method.  Under the new model, commonly referred to as the “dual approach,” quantification of errors is required under both the “iron curtain” and the “roll-over” methods. SAB 108 permits the existing public companies to initially apply its provision either by (i) restating prior financial statements as if the “dual approach” had always been used or (ii) recording the cumulative effect of initially applying the “dual approach” as adjustments to the carrying values of assets and liabilities as of January 1, 2006 with an offsetting adjustment recorded to the opening balance of retained earnings.   The Partnership is currently reviewing this pronouncement.

13.     Subsequent Events

          Distributions

          On October 30, 2006, the Board of Directors of the general partner declared and the Partnership announced its regular cash distribution for the third quarter of 2006 of $0.45 per unit. The distribution will be paid on all common, subordinated, class B and general partner units on November 15, 2006 to all unitholders of record on November 10, 2006.   The aggregate amount of the distribution will be $8,373.

14.     Supplemental Guarantor Information

          The following condensed consolidating financial information is presented to provide certain financial information regarding guarantor and non-guarantor subsidiaries in relation to the Partnership’s Notes.  The financial information presented includes U.S. Shipping Partners L.P. (the “Parent”), U.S. Shipping Finance Corp. (the “Subsidiary Issuer”), the Parent's wholly-owned guarantor subsidiaries (“Guarantor Subsidiaries”), and the Parent's non-guarantor subsidiaries USS Products Investor LLC and USS Product Carriers LLC (together, the “Non-Guarantor Subsidiaries”).  The notes to unaudited condensed consolidated financial statements should be read in conjunction with this condensed consolidating financial information.

U.S. Shipping Partners L.P.
Unaudited Condensed Consolidating Balance Sheets
As of September 30, 2006
(in thousands)

	* Parent	* Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Adjustments	Total

Assets
Current assets
Cash and equivalents	$—	$—	$27,119	$—	$—	$27,119
Current portion of restricted cash	—	—	63,452	—	—	63,452
Accounts receivable, net	—	—	7,336	—	—	7,336
Prepaid expenses and other current assets	—	—	2,737	256	—	2,993

Total current assets	—	—	100,644	256	—	100,900
Investment in subsidiaries, net	231,645	—	—	—	(231,645)	—
Intercompany receivable	281,239	93,037	—	—	(374,276)	—
Restricted cash, net of current portion	—	—	163,457	—	—	163,457
Vessels and equipment, net	—	—	281,144	29,875	—	311,019
Deferred financing costs, net	11,554	4,905	—	12,583	(4,905)	24,137
Other assets	516	—	1,155	—	—	1,671

Total assets	$524,954	$97,942	$546,400	$42,714	$(610,826)	$601,184

Liabilities and Partners’ Capital
Current liabilities
Current portion of long-term debt	$2,500	$—	$—	$—	$—	$2,500
Accounts payable	—	—	12,556	—	—	12,556
Due to affiliates	—	—	2,374	205	—	2,579
Deferred revenue	—	—	2,372	—	—	2,372
Accrued expenses	—	—	12,928	1,765	—	14,693

Total current liabilities	2,500	—	30,230	1,970	—	34,700
Intercompany payable	—	—	281,239	—	(281,239)	—
Long-term debt, net of current portion	346,875	100,000	—	13,866	(100,000)	360,741
Advances from Hess, net	—	—	11,498	—	—	11,498
Deferred income taxes	—	—	481	—	—	481
Other liabilities	2,051	—	—	—	—	2,051

Total liabilities	351,426	100,000	323,448	15,836	(381,239)	409,471

Minority interest in Joint Venture	—	—	—	16,127	—	16,127

Commitments and contingencies
Partners’ Capital
Partners’ capital	175,063	(2,058)	222,952	10,751	(229,587)	177,121
Accumulated other comprehensive loss	(1,535)	—	—	—	—	(1,535)

Total partners’ capital	173,528	(2,058)	222,952	10,751	(229,587)	175,586

Total liabilities and partners’ capital	$524,954	$97,942	$546,400	$42,714	$(610,826)	$601,184

*   Both the Parent and Subsidiary Issuer are co-issuers of $100,000 in Notes. Accordingly, such indebtedness has been presented as an obligation of both entities in the above balance sheets. In addition, the related deferred financing costs are presented as an asset of both entities.

U.S. Shipping Partners L.P.
Unaudited Condensed Consolidating Statements of Operations
Nine Months Ended September 30, 2006
(in thousands)

	* Parent	* Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Adjustments	Total

Revenues	$—	$—	$113,341	$—	$—	$113,341

Operating expenses
Vessel operating expenses	—	—	44,461	—	—	44,461
Voyage expenses	—	—	21,153	—	—	21,153
General and administrative expenses	—	—	8,972	502	—	9,474
Related party fee	250	—	—	—	—	250
Depreciation and amortization	—	—	23,034	—	—	23,034

Total operating expenses	250	—	97,620	502	—	98,372

Operating (loss) income	(250)	—	15,721	(502)	—	14,969
Interest expense	9,061	2,058	—	—	(2,058)	9,061
Interest income	—	—	(2,337)	—	—	(2,337)
Loss on debt extinguishment	2,451	—	—	—	—	2,451
Gain on termination of hedge	(1,913)	—	—	—	—	(1,913)

(Loss) income before income taxes and minority interest	(9,849)	(2,058)	18,058	(502)	2,058	7,707
Provision for income taxes	—	—	1,208	—	—	1,208

(Loss) income before minority interest	(9,849)	(2,058)	16,850	(502)	2,058	6,499
Equity in earnings of unconsolidated affiliates	14,591	—	—	—	(14,591)	—
Minority interest in Joint Venture losses	—	—	—	301	—	301

Net income (loss)	$4,742	$(2,058)	$16,850	$(201)	$(12,533)	$6,800

*   Both the Parent and Subsidiary Issuer are co-issuers of $100,000 in Notes. Accordingly, the interest expense has been presented as an expense of both entities in the above statements of operations.

U.S. Shipping Partners L.P.
Unaudited Condensed Consolidating Statements of Operations
Three Months Ended September 30, 2006
(in thousands)

	* Parent	* Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Adjustments	Total

Revenues	$—	$—	$38,503	$—	$—	$38,503

Operating expenses
Vessel operating expenses	—	—	16,501	—	—	16,501
Voyage expenses	—	—	5,962	—	—	5,962
General and administrative expenses	—	—	2,970	502	—	3,472
Related party fee	250	—	—	—	—	250
Depreciation and amortization	—	—	8,185	—	—	8,185

Total operating expenses	250	—	33,618	502	—	34,370

Operating (loss) income	(250)	—	4,885	(502)	—	4,133
Interest expense	5,650	2,058	—	—	(2,058)	5,650
Interest income	—	—	(2,046)	—	—	(2,046)
Loss on debt extinguishment	2,451	—	—	—	—	2,451
Gain on termination of hedge	(1,913)	—	—	—	—	(1,913)

(Loss) income before income taxes and minority interest	(6,438)	(2,058)	6,931	(502)	2,058	(9)
Provision for income taxes	—	—	653	—	—	653

(Loss) income before minority interest	(6,438)	(2,058)	6,278	(502)	2,058	(662)
Equity in earnings of unconsolidated affiliates	4,019	—	—	—	(4,019)	—
Minority interest in Joint Venture losses	—	—	—	301	—	301

Net (loss) income	$(2,419)	$(2,058)	$6,278	$(201)	$(1,961)	$(361)

*   Both the Parent and Subsidiary Issuer are co-issuers of $100,000 in Notes. Accordingly, the interest expense has been presented as an expense of both entities in the above statements of operations.

U.S. Shipping Partners L.P.
Unaudited Condensed Consolidating Statements of Cash Flows
Nine Months Ended September 30, 2006
(in thousands)

	* Parent	* Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Adjustments	Total

Cash flows from operating activities
Net income (loss)	$4,742	$(2,058)	$16,850	$(201)	$(12,533)	$6,800
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation of vessels and equipment, and amortization of drydock costs and deferred financing costs	767	108	23,034	—	(108)	23,801
Deferred income taxes	—	—	(597)	—	—	(597)
Capitalized drydock costs	—	—	(25,373)	—	—	(25,373)
Gain on termination of hedge	(1,913)	—	—	—	—	(1,913)
Loss on debt extinguishment	2,451	—	—	—	—	2,451
Equity in earnings of unconsolidated affiliates	(14,591)	—	—	—	14,591	—
Minority interest in Joint Venture losses	—	—	—	(301)	—	(301)
Provision for accounts receivable	—	—	45	—	—	45
Changes in assets and liabilities
Accounts receivable	—	—	(70)	—	—	(70)
Prepaid expenses and other current assets	—	—	(1,048)	(300)	—	(1,348)
Other assets	—	—	1,399	—	—	1,399
Accounts payable	—	—	7,797	—	—	7,797
Deferred revenue	—	—	2,372	—	—	2,372
Accrued expenses and other liabilities	—	—	6,060	338	—	6,398

Net cash provided by (used in) operating activities	(8,544)	(1,950)	30,469	(464)	1,950	21,461

Cash flows from investing activities
Proceeds from Senesco settlement	—	—	21,000	—	—	21,000
Construction/purchase of vessels	—	—	(50,762)	(27,823)	—	(78,585)
Purchase of office furniture, equipment and other	—	—	(317)	—	—	(317)
Change in restricted cash, net	—	—	(226,909)	—	—	(226,909)
Payments to Hess, net	—	—	(852)	—	—	(852)

Net cash used in investing activities	—	—	(257,840)	(27,823)	—	(285,663)

Cash flows from financing activities
Proceeds from issuance of debt	350,000	100,000	—	—	(100,000)	350,000
Gross proceeds from equity issuance	79,084	—	—	—	—	79,084
Proceeds from revolver borrowings	25,000	—	—	—	—	25,000
Contribution by minority interest equity investors in Joint Venture	—	—	—	45,957	(18,383)	27,574
Proceeds from Joint Venture revolver borrowings	—	—	—	13,866	—	13,866
Repayment of debt	(128,662)	—	—	—	—	(128,662)
Repayment of revolver borrowings	(25,000)	—	—	—	—	(25,000)
Deferred financing costs	(11,587)	(5,013)	—	(12,959)	5,013	(24,546)
Partnership equity offering costs	(2,785)	—	—	—	—	(2,785)
Joint Venture equity offering costs, net	(2,931)	—	—	(18,577)	7,431	(14,077)
Intercompany receivable/payable	(255,442)	(93,037)	244,490	—	103,989	—
Proceeds from hedge termination	1,913	—	—	—	—	1,913
Distributions to partners	(21,046)	—	—	—	—	(21,046)

Net cash provided by financing activities	8,544	1,950	244,490	28,287	(1,950)	281,321

Net increase in cash and cash equivalents	—	—	17,119	—	—	17,119
Cash and cash equivalents at beginning of period	—	—	10,000	—	—	10,000

Cash and cash equivalents at end of period	$—	$—	$27,119	$—	$—	$27,119

*   Both the Parent and Subsidiary Issuer are co-issuers of $100,000 in Notes. Accordingly, the cash flows related to the Notes have been presented as cash flows of both entities in the above statements of cash flows.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 5, 2007

U.S. SHIPPING PARTNERS L.P.

By:	US Shipping General Partner LLC,
its general partner

By:	/s/ Albert E. Bergeron

Name:	Albert E. Bergeron
Title:	Vice President—Chief Financial Officer
(principal financial and accounting officer)